Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-230115 on Form S-1 of our report dated March 5, 2019 relating to the financial statement of Tradeweb Markets Inc., appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

 New York, New York
April 2, 2019